Exhibit 3.29
DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
CERTIFICATE OF INCORPORATION
     The undersigned incorporators hereby form a corporation under the Stock Corporation Act of the State of connecticut.
     1. The name of the Corporation is Distributor Information Systems Corporation.
     2. The nature of the activities to be conducted or the purposes to be promoted or carried out by the Corporation are as follows:
To engage in any lawful act or activity for which corporations may be formed under said Stock Corporation Act.
It being understood that the foregoing statement of the nature of the activity to be transacted by the Corporation is not intended to limit or restrict in any manner the exercise of all powers conferred upon the Corporation by Chapter 599 of the General Statutes of the State of Connecticut, and that nothing contained herein is to be construed as an attempt to secure powers not properly obtainable by corporations organized under said Stock Corporation Act.
     3. The authorized capital stock of the Corporation shall be as follows:
Five Thousand (5,000) shares of Common Stock without par value.
     4. The terms, limitations and rights of the stock of the Corporation shall be as follows:
(a) Voting Rights.
The entire voting power of the Corporation shall be vested in the Common Stock. Each holder of record of Common Stock shall be entitled to one vote for each share held.
(b) Voting Requirements.
Stockholder action on any matter whatsoever shall require the affirmative vote of at least a majority of the shares of the Common Stock of the Corporation issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by statute, or this Certificate of Incorporation, the affirmative vote of the proportion of such shares so specified shall be required.
     5. The minimum amount of stated capital with which the Corporation shall commence business is One Thousand Dollars ($1,000).
     6. We hereby declare, under penalties of false statement, that the statements made in the foregoing Certificate are true.
     Dated at Bloomfield, Connecticut, this 1st day of February, 1979.

/s/ John D. Pearse

John D. Pearse

/s/ George B. Pearse

George B. Pearse

/s/ Robert J. Pearson

Robert J. Pearson, Incorporators

DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
APPOINTMENT OF STATUTORY AGENT FOR SERVICE
To the Secretary of the
State of Connecticut
     1. Distributor Information Systems Corporation appoints as its statutory agent for service John D. Pearse.
     2. Address of statutory agent for service:

(a)	Business Address	22 Tobey Road
Bloomfield, CT 06002

(b)	Residence Address	99 Spring Lane
West Hartford, CT 06107
     Dated at Bloomfield, Connecticut, this 1st day of February, 1979.

/s/ John D. Pearse

John D. Pearse

/s/ Robert J. Pearson

Robert J. Pearson

/s/ George B. Pearson

George B. Pearson

ALL OF THE INCORPORATORS

Accepted:

John D. Pearse
John D. Pearse
Statutory Agent for Services

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